Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Optex Systems Holdings, Inc. (the “Company”) on this Form 10-Q for the quarter ended June 28, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Karen Hawkins, Principal Financial Officer and Principal Accounting Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Karen Hawkins
Karen Hawkins
Principal Financial Officer and Principal Accounting Officer

Dated: August 11, 2026